Exhibit 99.1

CUSIP NO. 011642105	13 G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Alarm.com Holdings, Inc.

Dated: February 16, 2021

By:	/s/ Stephen Trundle
Stephen Trundle

STEPHEN TRUNDLE 2015 GIFT TRUST

BY:	W. Scott Trundle III
ITS:	Trustee

By:	/s/ W. Scott Trundle III
W. Scott Trundle III, Trustee

BACKBONE PARTNERS, LLC

BY:	Stephen Trundle
ITS:	Sole Member

By:	/s/ Stephen Trundle
Stephen Trundle

FOOTINGS ADVANCEMENT TRUST

BY:	Miles Padgett
ITS:	Trustee

By:	/s/ Miles Padgett
Miles Padgett, Trustee